                                                                      Exhibit 99



[SANDERSON FARMS LETTERHEAD]



            Contact:    Mike Cockrell
                        Treasurer & Chief Financial Officer
                        (601) 649-4030



                         SANDERSON FARMS, INC. APPOINTS
                    NEW PRESIDENT AND CHIEF OPERATING OFFICER
                             ----------------------
               BOARD OF DIRECTORS APPROVES $125,000 IN CHARITABLE
                    CONTRIBUTIONS FOR DISASTER RELIEF AND USO


LAUREL, Miss. (October 21, 2004) - Sanderson Farms, Inc. (Nasdaq/NM:SAFM) today announced that Lampkin Butts was named president and chief operating officer of the Company at a scheduled meeting of the Board of Directors held this morning. Butts has been with Sanderson Farms since 1973 when he began his career as a national sales representative. Since that time, he has held various management positions in processing and sales for the Company and was named to his current position of vice president-sales in 1996.

         Commenting on the announcement, Joe F. Sanderson, Jr., chairman and chief executive officer of Sanderson Farms, said, "We are delighted to announce the promotion of Lampkin Butts to this new leadership position with Sanderson Farms. With over 30 years of service to the Company, he has made a significant contribution to our growth and success. The Board is highly confident that his considerable leadership skills and extensive experience in many aspects of our operations will facilitate our ability to execute Sanderson Farm's growth initiatives that are underway."

         In other business, the Board approved a $100,000 contribution to the American Red Cross Disaster Relief Fund for recent hurricane victims. Of this amount, the Company has designated $50,000 for disaster relief efforts in the State of Florida, $30,000 for the national disaster relief fund and $20,000 for disaster relief efforts in the State of Mississippi.

         The Board has also approved a contribution of $25,000 to the general operating fund of the United Service Organizations, or "USO." The USO, chartered by Congress, is a non-profit charitable corporation whose mission is to provide morale, welfare and recreation-type services to uniformed military personnel. For over 60 years, the USO has supported the United States Armed Forces with a broad spectrum of programs including crisis support, family programs and overseas entertainment tours.

                                     -MORE-

Sanderson Farms Appoints New President and Chief Operating Officer
Page 2
October 21, 2004


         Sanderson remarked, "This fall we have witnessed what is clearly the most devastating hurricane activity in recent history. Many of our valued customers have operations in both Florida and the Gulf Coast areas of Alabama and Mississippi, and we want to offer our support to the many families and individuals affected by these hurricanes. We at Sanderson Farms are proud to acknowledge the tremendous relief work of the Red Cross and to do what we can for those in need, including our own customers.

         "Likewise, we are pleased to make a contribution to the USO for the third consecutive year," added Sanderson. "We continue to support the mission of the USO and its efforts to assist our armed forces, particularly while we are engaged in conflict. We hope that our contribution will benefit the men and women who have been deployed in Iraq and around the world to protect our freedom, as well as the many families and individuals who stand behind them."

         Sanderson Farms, Inc. is engaged in the production, processing, marketing and distribution of fresh and frozen chicken and other prepared food items. Its shares trade on the Nasdaq National Market under the symbol SAFM.

         This press release contains forward-looking statements based on management's current views and assumptions. Actual results and events may differ. For a discussion of these matters, please refer to the "Cautionary Statement Regarding Risks and Uncertainties That May Affect Future Performance" in Item 7 of the Company's 2003 Annual Report on Form 10-K and please refer to the cautionary statement found in Management's Discussion and Analysis of Financial Condition and Results of Operations under the heading "General" in
Part I, Item 2 of the Quarterly Report on Form 10-Q for the Company's third quarter ended July 31, 2004.

                                      -END-